Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of LIVK and AT, adjusted to give effect to the business combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021, gives pro forma effect to the business combination and related transactions, summarized below, as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020, give pro forma effect to the business combination and related transactions, summarized below, as if they had been consummated on January 1, 2020, the beginning of the earliest period presented:

●	the business combination;

●	the domestication; and

●	the issuance and sale of $27,600,000 of LIVK’s Class A ordinary shares (or 2,760,000 shares of Class A common stock into which such shares were converted in connection with the domestication) at a purchase price of $10.00 per share in the PIPE subscription financing.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of LIVK as of and for the year ended December 31, 2020 and the related notes, found elsewhere in the Proxy Statement/Prospectus;

●	the historical audited financial statements of AT as of and for the year ended December 31, 2020 and the related notes, found elsewhere in the Proxy Statement/Prospectus;

●	the historical unaudited condensed financial statements of LIVK as of and for the three and six months ended June 30, 2021 and the related notes, incorporated by reference in this Current Report on Form 8-K;

●	the historical unaudited condensed consolidated financial statements of AT as of and for the three and six months ended June 30, 2021 and the related notes, found elsewhere in this Current Report on Form 8-K; and

●	other information relating to LIVK and AT contained in the Proxy Statement/Prospectus, including the merger agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to the then-existing organizational documents, LIVK’s public shareholders were offered the opportunity to redeem at closing of the business combination shares then held by them for cash at a per-share price equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Class A ordinary shares included as part of the units sold in the IPO. The unaudited condensed combined pro forma financial statements reflect actual redemptions of 7,479,065 shares at $10.07 per share.

Notwithstanding the legal form of the business combination pursuant to the merger agreement, the business combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, LIVK is treated as the acquired company and AT is treated as the acquirer for financial statement reporting purposes. AT has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Post-merger, holders of AT’s common shares and preferred shares, through their ownership of the Class A common stock, have the greatest voting interest in the combined entity under the no and maximum redemption scenarios with over 50% of the voting interest in each scenario;

●	AT’s directors represent the majority of the new board of directors of the combined company;

●	AT’s senior management is the senior management of the combined company; and

●	AT is the larger entity based on historical operating activity and has the larger employee base.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of New AT following the completion of the business combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(in thousands)

	AT (Historical)	LIVK (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Current assets:
Cash and cash equivalents	$3,810	$—	$—	$81,059	A	$18,810
				27,600	B
				(14,051)	C
				(4,294)	D
				(75,314)	J
Accounts receivable, net	33,163	—	—	(1,356)	L	31,807
Prepaid expenses and other current assets	7,302	64	8	—		7,374
Current tax assets	12,191	—	—	—		12,191
Due from related party	—	8	(8)	—		—
Total current assets	56,466	72	—	13,644		70,182
Property, plant and equipment, net	3,543	—	—	—		3,543
Goodwill and indefinite-lived intangible assets, net	87,526	—	—	—		87,526
Finite-lived intangible assets, net	69,887	—	—	—		69,887
Operating lease right of use assets, net	7,119	—	—	—		7,119
Other noncurrent assets	604	—	—	—		604
Cash and marketable securities held in Trust Account	—	81,059	—	(81,059)	A	—
Total assets	$225,145	$81,131	$—	$(67,415)		$238,861

Current liabilities:
Accounts payable	28,966	—	187	(5,482)	C	23,671
Accrued liabilities	14,620	—	322	(1,030)	C	11,680
				(2,232)	E
Income taxes payable	628	—	—	—		628
Other taxes payable	8,647	—	—	—		8,647
Current portion of operating lease liabilities	3,291	—	—	—		3,291
Deferred revenue	2,925	—	—	—		2,925
Current portion of obligation for contingent purchase price	8,482	—	—	—		8,482
Current portion of long-term debt	17,210	—	65	(4,294)	D	12,981
Accounts payable and accrued expenses	—	509	(509)	—		—
Embedded derivative liabilities	1,884	—	—	(1,884)	G	—
Promissory note – related party	—	65	(65)	—		—
Total current liabilities	86,653	574	—	(14,922)		72,305
Long-term debt, net of current portion	95,681	—	—	(35,130)	E	60,551

Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)

As of June 30, 2021

(in thousands)

	AT (Historical)	LIV (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Other noncurrent liabilities	4,428	—	—	—		4,428
Deferred tax liabilities, net	3,093	—	—	—		3,093
Operating lease liability, net of current portion	4,009	—	—	—		4,009
Warrant liabilities	—	12,792	—	—		12,792
Total liabilities	193,864	13,366	—	(50,052)		157,178

Redeemable convertible preferred stock	15,594	—	—	(15,594)	G	—
Class A ordinary shares subject to possible redemption	—	62,764	—	(62,764)	F	—

Preference shares	—	—	—	—		—
Class A shares	—	—	—	—	E	—
Class B shares	—	—	—	—	I	—
Class A ordinary shares	—	—	—	—	G	—
Class B ordinary shares	—	—	—	—	G	—
New AT common stock	—	—	—	—	B	7
				2	G
				1	F
				4	I
				—	K
				—	L
Additional paid-in capital	101,509	9,706	—	27,600	B	171,613
				(7,539)	C
				17,476	G
				35,129	E
				62,764	F
				(75,314)	J
				(4)	I
				(4,705)	H
				6,347	K
				(1,356)	L
(Accumulated deficit) retained earnings	(69,635)	(4,705)	—	2,232	E	(73,750)
				4,705	H
				(6,347)	K
Accumulated other comprehensive loss	(16,189)	—	—	—		(16,189)
Total equity attributable to the Company	15,685	5,001	—	60,995		81,681
Noncontrolling interests	2	—	—	—		2
Total equity	15,687	5,001	—	60,995		81,683
Total liabilities and equity	$225,145	$81,131	$—	$(67,415)		$238,861

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2021
(in thousands, except share and per share data)

	AT (Historical)	LIVK (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Net revenues	$76,153	$—	$—	$—		$76,153
Cost of revenue	53,043	—	—	—		53,043
Gross profit	23,110	—	—	—		23,110
Operating expenses:
Selling, general and administrative expenses	18,957	—	307	—		19,264
Depreciation and amortization	3,493	—	—	—		3,493
Change in fair value of contingent consideration obligations	(2,522)	—	—	—		(2,522)
Change in fair value of embedded derivative liabilities	(2,200)	—	—	—		(2,220)
Equity-based compensation expense	12	—	—	—		12
Restructuring expense	22	—	—	—		22
Other operating expense, net	1,107	—	—	—		1,107
Formation and operating costs	—	307	(307)	—		—
Total operating expense	18,869	307	—	—		19,176
Income (loss) from operations	4,241	(307)	—	—		3,934
Interest expense	(8,052)	—	—	2,920	BB	(5,132)
Interest earned on marketable securities held in Trust Account	—	4	—	(4)	AA	—
Change in fair value of warrant liabilities	—	(3,758)	—	—		(3,758)
Other income (expense)	415	—	—	—		415
(Loss) income before income tax	(3,396)	(4,061)	—	2,916		(4,541)
Income tax (benefit) expense	(109)	—	—	(857)	EE	(966)
Net (loss) income	(3,287)	(4,061)	—	3,773		(3,575)
Net income attributable to noncontrolling interests	167	—	—	—		167
Net (loss) income attributable to the Company	$(3,454)	$(4,061)	$—	$3,773		$(3,742)
Net loss per common stock – basic and diluted						$(0.09)
Weighted average common stock outstanding – basic and diluted						41,970,915

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share data)

	AT (Historical)	LIVK (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Net revenues	$163,987	$—	$—	$—		$163,987
Cost of revenue	113,465	—	—	—		113,465
Gross profit	50,522	—	—	—		50,522
Operating expenses:
Selling, general and administrative expenses	31,955	—	674	—		32,629
Depreciation and amortization	6,959	—	—	—		6,959
Change in fair value of contingent consideration obligations	(6,600)	—	—	—		(6,600)
Change in fair value of embedded derivative liabilities	—	—	—	(1,884)	DD	(1,884)
Equity-based compensation expense	211	—	—	6,347	CC	6,558
Impairment charges	16,699	—	—	—		16,699
Restructuring expense	5,524	—	—	—		5,524
Other operating expense, net	6,997	—	—	—		6,997
Formation and operating costs	—	674	(674)	—		—
Total operating expense	61,745	674	—	4,463		66,882
Loss from operations	(11,223)	(674)	—	(4,463)		(16,360)
Interest expense	(17,293)	—	—	9,152	BB	(8,141)
Interest earned on marketable securities held in Trust Account	—	519	—	(519)	AA	—
Change in fair value of warrant liabilities	—	46	—	—		46
Other income (expense)	4,525	—	—	—		4,525
(Loss) income before income tax	(23,991)	(109)	—	4,170		(19,930)
Income tax expense (benefit)	2,341	—	—	(3,850)	EE	(1,509)
Net (loss) income	(26,332)	(109)	—	8,020		(18,421)
Net (loss) attributable to noncontrolling interests	(155)	—	—	—		(155)
Net (loss) income attributable to the Company	$(26,177)	$(109)	$—	$8,020		$(18,266)
Net loss per common stock – basic and diluted						$(0.44)
Weighted average common stock outstanding – basic and diluted						41,970,915

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The business combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, LIVK is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination is treated as the equivalent of AT issuing stock for the net assets of LIVK, accompanied by a recapitalization. The net assets of LIVK are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the business combination as if it had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020, give pro forma effect to the business combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	LIVK’s unaudited condensed balance sheet as of June 30, 2021 and the related notes, found elsewhere in the Proxy Statement/Prospectus; and

●	AT’s unaudited condensed consolidated balance sheet as of June 30, 2021 and the related notes, found elsewhere in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

●	LIVK’s unaudited condensed statement of operations for the three and six months ended June 30, 2021 and the related notes, incorporated by reference in this Current Report on Form 8-K; and

●	AT’s unaudited condensed consolidated statement of operations for the three and six months ended June 30, 2021 and the related notes, found elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	LIVK’s audited statement of operations for the year ended December 31, 2020 and the related notes, found elsewhere in the Proxy Statement/Prospectus; and

●	AT’s audited statement of operations for the year ended December 31, 2020 and the related notes, found elsewhere in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of LIVK and AT.

2. Reclassifications

Certain reclassification adjustments have been made to conform LIVK’s financial statement presentation to that of AT’s, as noted below:

●	LIVK’s due from related party line item was reclassified to prepaid expenses and other current assets to conform with AT’s balance sheet presentation. This reclassification has no impact on total assets.

●	LIVK’s accounts payable and accrued expenses line item was reclassified to accounts payable and accrued liabilities to conform with the AT’s balance sheet presentation. This reclassification has no impact on total liabilities.

●	LIVK’s promissory note – related party line item was reclassified to current portion of long-term debt to conform with AT’s balance sheet presentation. This reclassification has no impact on total liabilities.

●	LIVK’s formation and operating costs line item was reclassified to selling, general and administrative expenses to conform with the AT’s income statement presentation. This reclassification has no impact on expenses.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). LIVK has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

LIVK and AT have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

A.	Reflects the reclassification of cash and marketable securities investments held in the trust account that became available following the business combination.

B.	Reflects the proceeds of $27.6 million from the issuance and sale of 2,760,000 of LIVK’s Class A ordinary shares (or 2,760,000 shares of Class A common stock into which such shares were converted in connection with the domestication) at a purchase price of $10.00 per share in the PIPE subscription financing.

C.	Represents estimated transaction costs of LIVK and AT of approximately $14.1 million for legal, financial advisory and other professional fees incurred in consummating the business combination. These costs were capitalized as part of the business combination and reflected in the unaudited pro forma condensed combined balance sheet as a reduction of cash and cash equivalents with a corresponding decrease in additional paid-in capital. As of June 30, 2021, AT had incurred $6.0 million of transaction costs and LIVK has incurred $0.5 million of transaction costs.

D.	Reflects an estimation of the cash payment of third-party debt, including current, non-current, interest payable amounts and the associated write-off of deferred issuance costs, held by AT as of June 30, 2021.

E.	Reflects the conversion of debt to equity related to AT’s outstanding amount of borrowings under its Second Lien Facility that were converted into 115,923 shares of AT’s common stock immediately prior to the business combination.

F.	Reflects the reclassification of 6,233,100 of LIVK Class A ordinary shares subject to possible redemption to permanent equity.

G.	Reflects the merger between LIVK and AT with New AT as the surviving entity. As part of the business combination, 2,000,000 shares of AT preferred stock were automatically converted to shares of Class A common stock of New AT on a one-for-one basis pursuant to the equity contribution agreement, and the corresponding derivative liability associated with the AT preferred stock was eliminated. LIVK Class A ordinary shares and LIVK Class B ordinary shares were automatically converted into shares of Class A common stock of New AT on a one-for-one basis. LIVK’s public warrants and private warrants became warrants for Class A common stock of New AT.

H.	Reflects the elimination of LIVK historical retained earnings.

I.	Reflects the issuance of Class A common stock of New AT to AT equity holders in connection with the closing of the business combination.

J.	Represents share redemptions of 7,479,065 shares of LIVK Class A ordinary shares for $75.3 million allocated to Class A common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.07 per share (based on the cash and marketable securities held in the trust account as of June 30, 2021 of $81.1 million).

K.	Reflects the modification and acceleration of AT’s RSUs that occurred immediately prior to closing of the business combination.

L.	Reflects the equity settlement of AT’s related party receivable immediately prior to closing of the business combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

Transaction Accounting Adjustments included in the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

AA.	Reflects the elimination of interest income on marketable securities related to the trust account.

BB.	Reflects the elimination of historical interest expense, amortization of debt issuance costs, and accrued interest, as well as the write off of unamortized debt issuance costs on outstanding long-term debt that was repaid in cash or converted as part of the business combination.

CC.	Represents the recognition of incremental non-recurring equity-based compensation expense associated with the modification, acceleration and issuance of AT’s RSUs that occurred immediately prior to closing of the business combination.

DD.	Represents the gain on elimination of embedded derivative liabilities.

EE.	Reflects the income tax effect of pro forma adjustments by applying the statutory rate to each adjustment based on the applicable jurisdiction. The pro forma combined income tax benefit does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the period presented.

4. Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and giving effect to the issuance of additional shares in connection with the PIPE subscription financing, assuming the shares were outstanding since January 1, 2020. As the business combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the PIPE subscription financing have been outstanding for the entire periods presented. When assuming the maximum redemption, this calculation is adjusted to eliminate the shares subject to redemption for the entire period.

(in thousands, except share and per share data)	Six Months Ended June 30, 2021	Year Ended December 31, 2020

Pro forma loss	$(3,575)	$(18,421)
Weighted average shares outstanding, basic and diluted	41,970,915	41,970,915
Pro forma loss per share – basic and diluted(1)	$(0.09)	$(0.44)

Weighted average shares calculation, basic and diluted
LIVK’s sponsor and its affiliates (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder) and their respective permitted transferees(1)	2,012,500	2,012,500
LIVK’s public shareholders	570,935	570,935
Holders of representative shares and their permitted transferees	70,000	70,000
Subscription investors	2,760,000	2,760,000
AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder	36,557,480	36,557,480
Pro Forma Class A Common Stock	41,970,915	41,970,915

(1)	For the purpose of calculating diluted net loss per share, it was assumed that all outstanding public warrants sold in the IPO are exchanged for shares of Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted net loss per share.